                                                                  Exhibit 27(11)

                                                   [LOGO] Lincoln
                                                          Financial Group(R)
                                                          Lincoln Life & Annuity
                                                          Company of New York

Robert O. Sheppard
Second Vice President
and General Counsel
100 Madison Street, Suite 1860
Syracuse, NY 13202-2802
Telephone: (315) 428-8420
Facsimile: (315) 428-8416

April 22, 2005

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0506

Re: Lincoln Life & Annuity Flexible Premium Variable Life Account M
    (the "Account")
    Lincoln Life & Annuity Company of New York
    File No. 333-61594; 811-08559: CIK: 0001051629
    Post-Effective Amendment Number 6, Form N-6, Rule 485(b)

Dear Sir or Madam:

As Second Vice President and General Counsel of Lincoln Life & Annuity Company of New York ("LLANY"), I am familiar with the actions of the Board of Directors of LLANY, establishing the Account and its method of operation and authorizing the filing of a Registration Statement under the Securities Act of 1933, (and amendments thereto) for the securities to be issued by the Account and the Investment Company Act of 1940 for the Account itself.

In the course of preparing this opinion, I have reviewed the Charter and the By-Laws of the Company, the Board actions with respect to the Account, and such other matters as I deemed necessary or appropriate. Based on such review, I am of the opinion that the variable life insurance policies (and interests therein) which are the subject of the Registration Statement under the Securities Act of 1933, as amended, for the Account will, when issued, be legally issued and will represent binding obligations of the Company, the depositor for the Account.

I further consent to the use of this opinion as an Exhibit to Post-Effective Amendment No. 6 to said Registration Statement and to the reference to me under the heading "Experts" in said Registration Statement, as amended.

Very truly yours,


/s/ Robert O. Sheppard
-------------------------------
Robert O. Sheppard
Second Vice President
and General Counsel